El Pollo Loco Holdings, Inc. 8-K

Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This Amendment No. 1, dated as of August 4, 2024 (this “Amendment”), amends that certain Rights Agreement, dated as of August 8, 2023 (the “Agreement”), by and between El Pollo Loco Holdings, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, a limited trust company organized under the laws of the State of New York (the “Rights Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

WITNESSETH

WHEREAS, the Company and the Rights Agent have executed and entered into the Agreement;

WHEREAS, Section 27 of the Agreement provides, among other things, that the Company may, and the Rights Agent shall, from time to time, supplement or amend the Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company may deem necessary or desirable;

WHEREAS, to the knowledge of the Company, as of the date hereof, no Person has become an Acquiring Person;

WHEREAS, the Board of Directors of the Company has deemed it advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Agreement as set forth herein; and

WHEREAS, pursuant to and in accordance with Section 27 of the Agreement, the Company desires to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto agree as follows:

1.       The definition of “Final Expiration Date” set forth in Section 1.21 of the Agreement is hereby amended and restated in its entirety as follows:

“Final Expiration Date” shall mean 11:59 p.m., Pacific Time, on the date that the votes of the stockholders of the Company, with respect to the Company’s next annual meeting of stockholders are certified, unless the continuation of this Agreement is approved by the affirmative vote of the stockholders at such meeting of stockholders (or any adjournment or postponement thereof) duly held in accordance with the Company’s Amended and Restated By-Laws and applicable law (in which case the Final Expiration Date approved by the stockholders will govern).

2.       The definition of “Acquiring Person” in Section 1.1 of the Agreement is hereby amended to replace each reference to “12.5%” with “15%”.

3.       Exhibits B and C to the Agreement shall be deemed amended in a manner consistent with this Amendment.

4.       This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

5.       Except as set forth in this Amendment, the Agreement will not otherwise be supplemented or amended by virtue of this Amendment and will remain in full force and effect.

6.       This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

7.       This Amendment shall be effective as of the date first written above and all references to the Agreement shall, from and after such time, be deemed to be references to the Agreement as amended hereby.

8.       The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies in his or her capacity as an officer on behalf of the Company to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Agreement, and such certification shall be deemed a certificate which complies with Section 20.2 of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the date first written above.

EL POLLO LOCO HOLDINGS, INC.

By:	/s/ Elizabeth Williams
Name:	Elizabeth Williams
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Rights Agreement]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the date first written above.

EQUINITI TRUST COMPANY, LLC

By:	/s/ Carlos Pinto
Name:	Carlos Pinto
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Rights Agreement]